IDS Life Insurance Company                                                              Annuity
IDS Tower 10                                                                            Application
Minneapolis, MN 55440

Section A         Clients
---------------------------------------------------------------------------------------------------------
1        Annuitant
         a  Name (first)                             (mi)                  (last)
         b  Social Security no. ___-__-___           __ Male      __ Female
         c  Birthdate ___/___/___           Age            (submit proof of age for immediate annuity)

2        Joint Annuitant (for Immediate Joint Annuity
         a  Name (first)                             (mi)                  (last)
         b  Social Security no. ___-__-___           __ Male      __ Female
         c  Birthdate ___/___/___           Age            (submit proof of age)

3        Owner
         a Will the annuitant own this annuity (must be "Yes" for IRA and TSA)
         __  Yes (complete the following if not on attached Client Profile or
             Client Review Document) Home address (street, city, state, zip)
                                                                         Phone no. (____)

         __ No (complete the following seven (o) items)

               Owner's name(s)  __ American Express Trust Co.  __ Other

               Type of ownership (check one)
              __ Trustee                __ Sole Proprietorship         __ 457 Governmental
              __ Custodian              __ Partnership
              __ Individual             __ Corporation (State of incorporation)
              __ Other

               Trust or Custodial ownership basis (complete one if applicable)
              __ Retirement plan (name) __ Trust (name) Trust date ___/___/___
              __ Purchased under Uniform Gifts/Transfers to Minors Act of
              (state)

               Owner's relationship to annuitant
              (Complete the following if not on attached Client Profile or Client Review Document)

               Owner's address (street, city, state, zip)
                                                                Phone no. (____)

               Owner's Social Security or Taxpayer Identification no. _____-_____-_____

               If ownership is individual, give owner's birthdate ___/___/___  Age

Section B Purchase Basis (complete only one of the four (o) sections on this page) See New Business Section of Reference Manual for required papers
-------------------------------------------------------------------------------
     __  Nonqualified
     __  individual purchase
     __  1035 exchange
     __  deferred compensation plan (nongovernmental) (private)
     __  Gift under Uniform Gifts/Transfers to Minor's Act (If donor is not custodian give donor's name, Soc. Sec. no., residence state and relationship to annuitant.)

     __  Other nonqualified:
-------------------------------------------------------------------------------
      __  IRA (complete all that apply)
     1   Type of IRA Establishing: a__ Regular (active) IRA b__ Segregated
         (rollover) IRA c __ Beneficial IRA (for use with IRA transfers after death only)
                      as beneficiary of the deceased                      IRA
         d  __ SEP-IRA
               Name of Company                                 Address
               __ SRA Adoption Agreement with another company
         e  __ SRA
               Name of Company Address __ SRA Adoption Agreement with another company Date of first participated in employer's SIMPLE Plan
               (MM/DD/YY)
     2 Type of contribution and amount paid with this application:
         a __  IRA contribution: for prior tax year $                 and/or current tax year $
                                                     ----------------
         b __  Employer contribution: $                        designated tax year
                                       -----------------------
         c __  Rollover contribution: $                        designated tax year
                                       -----------------------
               from (check source): __ IRA or SEP __ Employer-sponsored
         retirement plan __ SRA d __ IRA transfer contribution (must submit
         "Request for Transfer" form along with application)
-------------------------------------------------------------------------------------------------------------------
      __  Tax-qualified Retirement Plan (IRC Section 401)
     1   Type     __ Profit Sharing (05)    __ Assumed/Target Benefit (04)      __ 401(k) (02)
                  __ Money Purchase (06)    __ Defined Benefit Pension (01)     __ Other (10)
     2 Plan fiscal year-end Mo. Day Plan starting date Mo. Year 3 Is the Plan an
     American Express Financial Advisors prototype? __Yes __No 4 If Custodial
     Plan, identify participant (annuitant) as __ Employer/Sponsor __Other participant
-------------------------------------------------------------------------------------------------------------------
      __ Other Tax-qualified Plan
     1   Type of Plan      __ 403(b) TSA                      __ 457/Government (07)    __ Texas optional retirement
     2   Type of Group   a.__ Public schools and universities a.                            __ State or subdivisionprogram (ORP)
                         b.__ 501(c)(3) Nonprofit
     3   __ This is a TSA Transfer.
         __ This is a TSA Rollover.
         See explanation section on Page 10 for more information.
     4   403(b) participant (owner/annuitant) information
         a    Current annual salary from employer $                     (required)
         b    Employment date ___/___/___  Has employment been continuous?          __ Yes   __ No
         c    Is owner/annuitant covered by employer's retirement plan?    __ Yes   __No
If yes, give name of plan
If contribution amount exceeds 20% of net salary, a copy of the InfoServ
TSA/TSCA calculation must be attached. Complete and initial the TSA Disclosure and Acknowledgement on Page 6, Form 31647.

Section C         Annuity Applied For
-----------------------------------------------------------------------------------------------------------------------
Deferred Annuities
__ Flexible Portfolio Annuity (check A or B or C; complete amount)

    __ A. Single payment only: $
          NOTE: minimum single payment $1,000 TQ, $2,000NQ

    __ B. Installment payments only: $                         annually
         NOTE: minimum $500/year (BAs, PDS, group billing only)

    __ C. Combination:
         Single payment:  $                       with installment payments $                     annually
                            ---------------------                             -------------------

Initial Payment Allocation:
(FA)   IDS Life Fixed Account...........................________%  (FA)    IDS Life Fixed Account..........................________%
(CR)   IDS Life Capital Resource Fund...................________%  (CR)    IDS Life Capital Resource Fund..................________%
(SI)   IDS Life Special Income Fund.....................________%  (SI)    IDS Life Special Income Fund....................________%
(MS)   IDS Life Moneyshare Fund.........................________%  (MS)    IDS Life Moneyshare Fund........................________%
(MF)   IDS Life Managed Fund............................________%  (MF)    IDS Life Managed Fund...........................________%
(IE)   IDS Life International Equity Fund...............________%  (IE)    IDS Life International Equity Fund..............________%
(AG)   IDS Life Aggressive Growth Fund..................________%  (AG)    IDS Life Aggressive Growth Fund.................________%
(GY)   IDS Life Global Yield Fund.......................________%  (GY)    IDS Life Global Yield Fund......................________%
(IA)   IDS Life Income Advantage Fund...................________%  (IA)    IDS Life Income Advantage Fund..................________%
(GD)   IDS Life Growth Dimensions Fund..................________%  (GD)    IDS Life Growth Dimensions Fund.................________%
(GI)   AIM Variable Ins. Growth & Income Fund...........________%  (GI)    AIM Variable Ins. Growth & Income Fund..........________%
(NO)   Putnam VT New Opportunities Fund.................________%  (NO)    Putnam VT New Opportunities Fund................________%
(SC)   Warburg Pincus Trust Small Company Portfolio.....________%  (SC)    Warburg Pincus Trust Small Company Portfolio....________%
(DM)   Templeton Developing Markets Fund................________%  (DM)    Templeton Developing Markets Fund...............________%
(TV)   TCI (American Century) VP Value..................________%  (TV)    TCI (American Century) VP Value.................________%
Total must equal 100%                                   ________%  Total must equal 100%                                   ________%

Future Payments (Flexible only)

1) Frequency of payment

__ Annually 1/Year             __ Quarterly 4/Year        __ Bifortnightly 13/Year      __ Biweekly 26/Year
__ Semiannually 2/Year         __ Monthly 12/Year         __ Semimonthly 24/Year        __ Weekly 52/Year
__ Other (specify months)      __Jan      __Feb      __March    __April    __May    __June
                               __July     __Aug      __Sept     __Oct      __Nov    __Dec

2) Payments to start* ___/___/___
*Must be at least 30 days from date received in home office (if omitted, the home office will establish start date)

3) Method of payment

__ Add to existing BA with account no.

__ New BA form 1748 (see Page 13 of application)

__ Add to existing PDS/Employer Billing no.               (contact the employer)
                                            -------------

__ New PDS/Employer Billing Form 3188 (see Page 14 of application)

__ Systematic Payout, submit Form F137

__ Other allowed method (see reference manual)

Section C Annuity Applied For (continued)
__ Fixed Retirement Annuity - Value Plus (FRA-VP)             Single payment $ _____________________
     Note: minimum $5,000
--------------------------------------------------------------------------------------------

__ Fixed Retirement Annuity - Extra Rate (FRA-XR)             Single payment $______________________
     Note: minimum $5,000
--------------------------------------------------------------------------------------------

__ Guaranteed Term Annuity (GTA)                              Single payment $ ______________________
     Note: minimum $5,000

Initial Guarantee Period (check one)

__ 1 Year                                            __ 6 Years
__ 2 Years                                           __ 7 Years
__ 3 Years                                           __ 8 Years
__ 4 Years                                           __ 9 Years
__ 5 Years                                           __10 Years
--------------------------------------------------------------------------------------------

__ Index 500 Annuity                                          Single payment $ ________________________
     Note: minimum $5,000
--------------------------------------------------------------------------------------------

__ Fixed Immediate Annuity                                                                     Required Proof of Age
1)   Single Payment $_________________  Note $5,000 minimum                   Proof of age submitted:
     Monthly payment quoted $_____________________
2)   Payout Option:                                                           __ Copy of birth certificate enclosed or:
     __ Individual annuitant          __ Joint and full to survivor
     __ Joint and 2/3 to survivor     __ Joint and 1/2 to survivor            Submit copies of two (2) of the following when birth
3)   Payout Mode:                                                             certificate is not available:
     __ Nonrefund
     __ Life income with period certain. Circle one: 5  10  15  20 years      __ Baptism certificate
     __ Installment refund (not available with Joint and 2/3 or1/2option)     __ Family record of birth
     __ Term certain only (Mode E) ______ year (5 to 30 years)                __ Confirmation record showing age at time of
4)   Payout checks to start           /     /                                     confirmation
                            -------------------------
                           Month      Day   Year                              __ Marriage certificate
     Note: Must be at least 30 days from received home office date.           __ Naturalization record
     __Monthly        __Quarterly     __ Semiannual       __ Annual           __ Passport (at least five years old)
5)   Withholding to apply? __Yes  __ No          If yes, indicate $_______    __ Military discharge papers
6)   __ Direct Deposit. Form 33581
7)   __ Direct Deposit to account no.____________________________
8)   __ Special payee name ___________________________________
         Address____________________________________________

Section D Agreements and Signatures
------------------------------------------------------------------------------------------------------------------------------------

a) All Annuities ____________ Client's initials
__ Investment Objectives: You understand the investment objectives and risks of the contract(s) for which you are applying. There can be no assurance that such objectives will be achieved. Your risk tolerance for investment is:
    __ Low        __ Medium         __ High

    Your specific long-term goals and objectives are:

    __ Aggressive Growth       __ Growth with Income                   __ Income                          __ Other _____________
    __ Growth                  __ Preservation of Principal            __ Tax Deferral                         (specify)

__ Earnings: The method for crediting fixed and/or variable earnings for your particular contract has been explained to you. Any interest crediting rates are annual effective rates.

__ Changes: Only officers of the company have the authority to accept any representation or information not contained in this application or to modify any annuity contract or waive any requirement in the application. They must do so in writing. Our sales representatives do not have the authority to make any changes.

__ Cancellation: You understand the contract provides you with certain cancellation privileges for a period of time from receipt (usually 10 days) under which no surrender charges or fees will be charges by the company.

Please not the Guaranteed Term Annuity (GTA) does not have these same cancellation privileges. Generally, the GTA allows for cancellation of an individual Retirement Annuity (usually 7 days) and certain other arrangements based on individual state requirements.

b) Products ___________________ Client's initials

    Deferred Annuity (Please read all headings, because several categories may apply to your type of contract)

__ You understand that the basic purpose of an annuity is to provide lifetime income at retirement and it should be purchased for this purpose. You understand the benefits and consequences of tax deferral, and are confident that it can work to your advantage. The contract value may be surrendered in full or in part before annuity payments begin, but not after. Surrender of a contract may result in a loss to you because of fees and charges that may apply. They are explained in detail in the contract.

__ The Guaranteed Term Annuity contains a market value adjustment which may result in either or both upward and downward adjustments in cash surrender benefits.

__ You have received the current prospectus(es) for the variable annuity applied for. Investment earnings, values and monthly income benefits based on the performance of a Variable Fund or Variable Account are not guaranteed and may both increase and decrease.

__ We reserve the right to terminate certain installment payment contracts for full value, if in any 24-month period no purchase payments have been received and the amount paid is less than $600.

__ The FRA-XR annuity includes a first-year bonus interest rate, which is no longer credited after one (1) year.

__ The Index 500 Annuity's performance is linked to changes in the Standard & Poor's 500 Composite Stock Price Index. Regardless of the Index's performance, you are guaranteed at least 110% of the amount of your original payment at the end of the initial 7-year term, assuming no surrenders have been made.

Immediate Annuity

__ You cannot surrender or take loans from an Immediate Annuity. Also, there is no death benefit under the nonrefund payout mode.

__  You understand that this transaction is not reversible.

IRA Applications

__ You have received a copy of Your Guide to IRAs and understand the terms contained in it.

__ You assume all responsibility for any tax consequences and penalties that may result from making contributions to, transactions with, and distributions from this IRA.

-------------------------------------------------------------------------------
c) Additional disclosures: (must have client initial)
-------------------------------------------------------------------------------
__ Serial Annuity
-------------------------------------------------------------------------------

Instructions: Complete Section A when applying for any nonqualified deferred annuity; and/or Section B when more than one Fixed Retirement Annuity-Extra Rate, Fixed Retirement Annuity-Value Plus, Guaranteed Term Annuity or Index 500 Annuity is being purchased whether nonqualified or tax-qualified. Section A ____________ Client's initials

This section discussed current federal tax laws as IDS Life understands them. Federal tax laws and their interpretations may change. The client must initial above indicating that he/she has read and understands the following:

Multiple Contracts (Serial Annuities)
-------------------------------------------------------------------------------
Tax law requires that all nonqualified deferred annuity contracts issued by the same company, to the same policyholder (owner), during a calendar year are to be treated as a single, unified contract. The amount of income included and taxed in a distribution (or a transaction deemed a distribution under tax law) taken from any one of such contracts is determined by summing all such contracts together. Section B _____________Client's initials

If more than one Fixed Retirement Annuity-XR or Fixed Retirement Annuity-VP product is being purchased, the client must initial above and provide the requested information below.

Benefits of Larger Contracts The single premium Fixed Retirement Annuity-XR or Fixed Retirement Annuity-VP provides for crediting interest at a higher rate at certain premium sizes. You may be able to receive a higher interest crediting rate by purchasing one larger contract rather than two or more smaller ones.

Multiple Beneficiaries More than one beneficiary may be named under a single contract. Each beneficiary has a choice to receive any death benefit as either a lump sum or in the form of annuity payments as provided by the contract.

Reasons: Your reason(s) for purchasing more than one contract is (are):

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

__ Tax-Sheltered Annuity (TSA)                 _______________Client's initials
     Disclosure and Acknowledgement
-------------------------------------------------------------------------------
    (Form 31647)

Effective January 1, 1989, a distribution from a Tax-Sheltered Annuity (TSA) purchased under ss.403(b) of the Internal Revenue Code may be made only if the employee/participant has:

1. attained age 59 1/2; or
2. separated from the service of the employer that purchased the TSA; or 3. died; or 4. become disabled, as defined in Section 72(m)(7) of the Code; or 5. encountered financial hardship within the meaning of Section 403(b) of the Code.

The restriction applies to contributions of deferred salary made after December 31, 1988, and all earnings credited to the contract after that date. The "hardship" exception above is limited to the amount of contributions made and does not apply to any earnings credited to the contract.

The restriction does not apply to any values in the TSA as of December 31, 1988, nor to transfers or exchanges of contract values within the annuity or to another registered variable annuity contract or investment vehicle available through the employer. Client acknowledges that the representative has reviewed and explained the above information. Client should consult a tax advisor if he/she has questions about the taxation of his/her annuity contract.

-------------------------------------------------------------------------------

Backup Withholding

__ Check here if the IRS has notified that you are subject to backup withholding because of a failure to report all interests and dividends.

__ Check here if you are a tax-exempt payee.

Replacement

__ Is this annuity intended to replace existing annuities or life insurance? __ Yes __ No If "Yes", see State Requirements section of the Annuity Reference Manual for required papers.

__ Consolidated Statement

    We periodically send out informational statements, for each of our accounts, which are consolidated into one statement covering all accounts owned by members of the same household. We understand that by applying as spouses or domestic partners that all of our accounts, whether in individual or joint ownership, will be reported together by American Express Financial Advisors. If you don't want this account reported that way, check here __.

__ For Florida residents only

    Any person who knowingly and with intent to injury, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

__ For Indiana residents only

    A person who knowingly and with intent to defraud an insurer files a statement of claim containing any false, incomplete, or misleading information commits a felony.

__ For Kentucky residents only

    Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

__ For New Jersey residents only

    Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

__ For Ohio residents only

    Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

__ For Oklahoma residents only

    WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

__ For Pennsylvania residents only

    Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

__ Declaration Agreement

     You declare that each of the statements and answers given in this application is true and complete to the best of your knowledge and belief and will be the basis of any annuity issued from this application.
     Under penalties of perjury, I certify that:
     1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
     2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
     Certification Instructions-You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, the acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. By signing this application and checking each statement that pertains to your annuity, you understand and acknowledge the above:

Signatures
Signatures of all Annuitants                                           x___________________________________________________

                                                                       x___________________________________________________

Owner/trustee/plan administrator signature                             x___________________________________________________

Other applicant's signature (if required)                              x___________________________________________________

Signed at (city) ___________________________ (state) ____________________, on (date) _____/_______/_______

Section D Agreements and Signatures (continued)
------------------------------------------------------------------------------------------------------------------------------------

Representative's Report
------------------------------------------------------------------------------------------------------------------------------------

Declaration and signature. You certify that you personally solicited this application and witnessed its signing. The application and this report are complete and accurate to the best of your knowledge and belief.

Are you related to the annuitant/owner? Please state relationship _____________________________ (required)

This application __ does    __ does not involve replacement of existing insurance or annuities.

---------------------               -------------------       ---------------           ------------      ----------
Representative's signature          Team ID                   Representative ID         *Compensation     Area Office
(Set up as client's servicing representative)                                                    %

-------------------------  -(----)-------------      ----------------
Print Representative name           Phone                     Florida License no.

---------------------               -------------------       ---------------           ------------      ----------
Joint Representative's signature    Team ID                   Representative ID         *Compensation     Area Office
                                                                                                 %
-------------------------                                     -----------------                  -----------------
Print Name                                                    Florida License no.                Phone no.

                                                                                                 -(----)----------
                                                                                                 Fax no.


*Total percentages must equal 100%.

__ Junior

Name _________________________________________________ No. _______________________________

Send contract to: __ Owner __ Representative (If sent to representative, delivery assurance form is required)

Note: Contract will be mailed to owner unless otherwise indicated.

For Home Office Use Only
--------------------------------------------------------------------------------

         Amount submitted  ___________________________        Purchased date _________________________

         Accepted by                ___________________________

Instructions for Specific Items
-------------------------------------------------------------------------------

Page 1, Ownership

If you complete the Yes response and provide any necessary address information, you are finished with this section. If you checked No, complete the seven items requested.

Note: If the Type of Ownership is Trustee or Custodian, check only that one box, regardless of whether the Trustee/Custodian is also an individual, proprietor, partner or corporation. Also, if ownership is Trustee, be sure that all trustees are listed on the line above (next to "Other").

Other types of ownership include: Guardian, Power of Attorney, etc.

Forms needed for TSAs:

    31647-TSA Disclosure and Acknowledgement Statement (found on Page 6 of application)
    For a 501(c)(3) Organization, a copy of the IRS determination letter (if this is the first TSA application through that organization) PDS/Employer Billing Form 3188-to set up a new billing with the employer
      (found on Page 14) Salary reduction agreement-send to employer.

TSA transfers are allowed from company to company. TSA rollovers to TSAs are to be a lump-sum distribution on account of a) separation from service, or b) attaining age 591/2. See the Special Markets Section of Annuity Reference Manual for more information.

Refer to Special Markets Section of IDS Life Annuity Reference Manual for information on TSA Contribution limits.

Page 2, Section B (Purchase Basis)

Check only one response section for this entire page and complete everything asked for that one response. For instance, if this is a Nonqualified Individual Purchase, check the two applicable boxes and go on to the next page.

Page 3, Section C (Annuity Applied For)

For the Flexible Portfolio Annuity, fill in a yearly payment amount only if the client intends to make regular payments into the contract through a Bank Authorization, Group/PDS billing or Systematic Payout. All other purchases will be processed as a Single Payment contract for the amount submitted even though additional amounts may be paid in periodically.

Pages 3 and 4 (Flexible Portfolio (PFA), FRA-VP, FRA-XR, GTA and Index 500 Deferred Annuity)

The charges for Deferred Annuities as of 3/97 are:

1. Surrender Charge for Flexible Portfolio Annuity (FPA)

         Contract Year                  Surrender Charge
          1 through 3                          7%
               4                               6%
               5                               5%
               6                               4%
               7                               3%
               8                               2%
          Thereafter                           0%

Contract Charge for Administration

$30.00 annually. Charge will be waived if purchase payments made less purchase payments surrendered, or the contract value equals or exceeds $25,000.

2. Surrender Charges applied against amounts surrendered for Fixed Retirement Annuity-Extra Rate (FRA-XR) and Fixed Retirement Annuity-Value Plus (FRA-VP):

            FRA-XR                           FRA-VP
   Contract        Surrender        Contract       Surrender
     Year            Charge           Year           Charge
---------------- --------------- --------------- ---------------
       1               7%              1              10%
       2               6%              2               9%
       3               5%              3               8%
       4               4%              4               7%
       5               3%              5               6%
       6               2%              6               5%
       7               1%              7               4%
 8th and later         0%              8               3%
                                       9               2%
                                       10              1%
                                 11th and later        0%

FRA-XR and FRA-VP: Amounts totaling up to 10% of the contract value as of the last contract anniversary may be surrendered in any year without charge.

3. For the Guaranteed Retirement Annuity (GTA), a surrender charge may be assessed on any total or partial surrender taken prior to the eighth contract anniversary unless the surrender occurs on the last day of a Guarantee Period. The amount of the surrender charge will be based on the length of the Guarantee Period.

     Amounts totaling up to 10% of the contract value as of the last contract anniversary may be surrendered in any year after the first without surrender charge. A market value adjustment will apply.

4. The Index 500 Annuity has a fixed 7% surrender charge for the length of each term. This surrender charge is waived from the last day of any term until the start of a new term. There is a 15 day window to renew the contract if a renewal request has not been received. If no surrender request is received after 15 days, it will be renewed at that time. Amounts totaling up to10% of the accumulation value as of the beginning of each contract year may be surrendered without surrender charge.

Page 12, Beneficiary Designation Form

Standard designations apply to the Annuitant's spouse-not the owner's spouse.

The owner's purpose in designating a Beneficiary can be thwarted, if the beneficiary designation is worded incorrectly. This form provides for standard beneficiary designations by simply checking a box and providing certain name information. If a standard designation can't be used, please copy one of the examples supplied with this application or from the Policy owner Service Section of the Reference Manual, as exactly as possible.